UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2005

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2005, Pinnacle Data Systems, Inc. (the “Company”) entered into an amended and restated employment agreement with each of John D. Bair, the Chief Executive Officer of the Company, Christopher L. Winslow, the Chief Operating Officer and President of the Company, and Michael R. Sayre, the Executive Vice President, Chief Financial Officer and Treasurer of the Company. Copies of each of the employment agreements are attached to this current report as Exhibits 10.1, 10.2 and 10.3, respectively.

Except as specifically described below with respect to each employee regarding duties, compensation and fringe benefits, each of the employment agreements is identical as to the following material terms:

•	The term of each employment agreement is from January 1, 2005 to May 1, 2010 unless earlier terminated by either party in accordance with the terms of the agreement.

•	The agreements provide for employee’s entitlement to: (a) receive an incentive cash bonus based upon factors and formulae established by the Board or its Compensation Committee; (b) annual paid vacation days that must be used or forfeited by February 15 of the following year; (c) stock options in such quantities and at such exercise prices as may be established by the Board or an option committee; (d) disability payments; (e) attendance at personal executive development or experiential learning seminars that also benefit the Company; and (f) such other fringe benefits and perquisites as may be provided generally for the Company’s executive management pursuant to policies established or changed from time to time by the Board.

•	The agreements may be terminated by the employee: (a) within 6 months of a change in control of the Company, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for 1 year; (ii) any bonus earned and/or accrued through the date of termination; and (iii) immediate vesting of 100% of the unvested stock options held by the employee, such options being exercisable for a period at least 90 days following termination; or (b) upon voluntary resignation with not less than 30 days written notice, in which case the employee shall be entitled to receive (i) base salary and fringe benefits through the date of resignation, (ii) any bonus earned and/or accrued through the date of resignation, and (iii) retention of the right to exercise any unvested stock options in accordance with the plan under which such options were issued. In the event that the employee fails to provide at least 30 days advance written notice of his voluntary resignation, he shall not be entitled to any portion of the bonus described in clause (b)(ii) above.

•	The agreements may be terminated by the Company: (a) for cause, as defined, in which case the employee shall be entitled to receive only his base salary through the date of termination; (b) without cause, upon not less than 60 days written notice, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for 1 year, (ii) any bonus earned and/or accrued through the date of termination, and (iii) immediate vesting of 50% of the unvested stock options held by the employee, such options being exercisable for a period of at least 90 days following termination; or (c) upon the death or long-term disability of the employee.

•	The agreements also provide for noncompetition and nonsolicitation covenants from the employee during the course of his employment and for 1 year after termination for any reason, and for a nondisclosure covenant from the employee during the course of his employment and indefinitely after termination.

•	The agreements include an assignment of intellectual property developed or conceived by the employee at any time during the term of his employment with the Company and for 1 year after termination for any reason.

Bair Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Bair provides for: (a) an initial annual base salary of $230,000; (b) payment of life insurance premiums on a $500,000 face amount whole life insurance policy; (c) reimbursement for attendance at a technical development seminar or training of his choice for up to 3 days during each year of the term of the employment agreement; and (d) reimbursement for expenses incurred for estate planning conducted with respect to his personal estate, provided that this shall be limited to one estate plan during the term.

Mr. Bair’s duties as the Chief Executive Officer shall be: (a) to continue performing substantially the same duties as he has performed for the Company in the past; (b) to be responsible for establishing and supervising the implementation of the business policies and operating programs, budgets, procedures, and directions of the Company; (c) monitoring and evaluating the effectiveness of the management of the Company; (d) implementing strategic plans for the Company; and (e) such other duties as may be assigned to him by the Board from time to time.

Winslow Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Winslow provides for an initial annual base salary of $220,000.

Mr. Winslow’s duties as the Chief Operating Officer and President shall be (a) responsibility for the sales, marketing, supply chain management, engineering and operations functions of the Company; (b) establishing and supervising the implementation of business policies and operating plans, programs, budgets and procedures; (c) monitoring and evaluating the effectiveness of the people under his direction; (d) implementing strategic plans for the Company; and (e) such other duties as may be assigned to him by the Chief Executive Officer from time to time.

Sayre Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Sayre provides for an initial annual base salary of $190,000 and reimbursement for expenses incurred relating to the earning of continuing professional education (CPE) hours required for continued certification as a public accountant.

Mr. Sayre’s duties as the Executive Vice President, Chief Financial Officer and Treasurer shall be: (a) responsibility for accounting, financial reporting and treasury operations; (b) internal controls and audit; (c) obtaining financing for Company operations; (d) coordination of external audit and legal resources; (e) implementing strategic plans for the Company; and (f) such other duties as may be assigned to him by the Board or by the Chief Executive Officer from time to time.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Pinnacle Data Systems, Inc. and John D. Bair effective January 1, 2005

10.2	Employment Agreement between Pinnacle Data Systems, Inc. and Christopher L. Winslow effective January 1, 2005

10.3	Employment Agreement between Pinnacle Data Systems, Inc. and Michael R. Sayre effective January 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre, Executive Vice President and Chief
Financial Officer

Dated: January 24, 2005